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                                                                    Exhibit 10-H

December 8, 1997


                                DANA CORPORATION
                            DIRECTORS RETIREMENT PLAN


         The objective of this Dana Corporation Directors Retirement Plan (hereinafter called "Plan") is to recognize the value of a Director's past service to the Dana Corporation (hereinafter called "Company"), to compensate for the availability of the Director's knowledge and experience as a resource to the Company, and to assist the Company in attracting and retaining new Directors.

         To that end, the outside Directors of the Company shall be entitled to receive retirement benefits in the amounts and on the terms and conditions set forth in the following:

         1. Except as otherwise provided in Paragraphs 3, 7, and 10 hereof, each outside Director who retires between February 18, 1985 and December 31, 1996 shall, upon his retirement from the Board after attaining age 65, be entitled to receive a monthly retirement payment in the amount hereinafter provided for, payable on the first day of each month commencing with the month following his retirement from the Board and continuing through the month in which his death shall occur, provided that in no event shall the aggregate number of payments exceed the number of months he served as a Director of the Company. For purposes of this Plan, an "outside Director" shall be defined as a Director of the Company who is not an employee of the Company and who is not entitled, either before or after retirement from the Board, to receive employee pension benefits from the Company or from any of its subsidiaries. Notwithstanding anything else in this Plan to the contrary, no benefits shall be payable to or accrued on behalf of a Director under this Plan unless the Director was eligible to receive benefits under this Plan and retired as a Director of the Company between February 18, 1985 and December 31, 1996.

         2. The monthly retirement payment shall be in an amount equal to 1/12 of the product of 50% times the annual average of the fees and retainers (exclusive of any fees solely attributable to professional or other consulting services furnished to the Company independently of his service as a Director) payable to the Director by the Company (whether on a current or deferred payment basis) for his services as a member or chairman of the Board or any committee of the Board, including fees for attendance at any meeting of the Board or any committee thereof, during his last three full calendar years of service as a Director. All Plan benefits will be paid in cash.

         3. Subject to the provisions of Paragraph 7 below, in order to be entitled to any retirement benefits under the Plan, a Director must not voluntarily terminate (whether by resignation or refusal to stand for re-election) his service as a Director of the Company for any reason (other than illness or other incapacity that ends his active business career), or be involuntarily terminated by reason of any failure of the stockholders to elect or re-elect the Director to the Board, or otherwise, prior to the Annual Shareholders Meeting immediately following his 65th birthday. If a Director voluntarily terminates, or has his service involuntarily terminated, as provided above, he shall not have any right to receive retirement benefits from the Company under this Plan unless the provisions of Paragraph 7 apply. An eligible Director who voluntarily terminates his service as a Director of the Company prior to such Annual



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Shareholders Meeting due to illness or other medical incapacity which ends his active business career will be entitled to receive monthly retirement payments in the amount provided by Paragraph 2 above, for the number of months provided in Paragraph 1 above and commencing, however, on the first day of the month in which such Director so terminates his service.




         (a) Pre-Retirement Survivors Benefit. If a Director dies prior to his retirement from the Board, his surviving spouse (if any) shall be entitled to receive a monthly survivors benefit equal to the monthly benefit which would have been payable to the Director had he retired on the day prior to his death. Such monthly survivors benefit shall be paid to the surviving spouse until the month in which her death shall occur, provided that in no event shall the aggregate number of such monthly survivor benefit payments exceed the number of months that the Director served on the Board of the Company. Solely for the purposes of this paragraph, a deceased Director will be deemed to have been eligible to receive a retirement benefit from the Plan even though he may not have obtained age 65 at the time of his death.

         (b) Post-Retirement Survivors Benefit. In lieu of a Director's receiving monthly retirement benefit payments in the form and amount provided in Paragraphs 1 and 2, a Director may elect to receive a reduced benefit for his life, with a provision for a survivor's benefit payable to his spouse following the Director's death. In the event the Director elects to receive his monthly retirement benefit in the form of a post-retirement survivor annuity, he shall be entitled to receive the monthly benefits provided in Paragraph 1 for his life, and following his death, his spouse shall be entitled to receive any monthly retirement payments that remained payable to the Director at the time of his death. Such monthly survivors benefit shall be paid to the spouse until the month in which her death shall occur, provided that in no event shall the aggregate number of monthly benefit payments made to the Director and his spouse exceed the number of months that the Director served on the Board of the Company. The amount of benefits payable to the Director and his spouse pursuant to the election of a post-retirement survivor form of payment shall be determined by applying the mortality rates, interest assumptions and other factors prescribed by the Dana Corporation Retirement Plan that would be applicable to the Director had he elected a post-retirement joint and survivor form of payment under such Retirement Plan.

         4. Neither the establishment of, nor the participation or eligibility for participation of any Director in this Plan, shall be construed to confer any right of tenure on the part of any Director or any right of nomination, renomination, election or re-election to the Board of Directors of the Company. The Company shall not incur any liability for any loss of benefits that might result under this Plan from any failure of the stockholders to elect or re-elect any Director to the Board of Directors or any failure of the Board of Directors to nominate any Director for re-election. Benefits payable under the Plan will not be funded by the Company, or be transferable or assignable by a Director, nor shall they be subject to encumbrance, pledge, hypothecation or set-off.

         5. So long as he is receiving any retirement payments from the Company, each retired Director agrees that the Company may, in its annual report and other appropriate documents enumerating the Directors of the Company, include the retired Director with appropriate indication of his retired or emeritus status.



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         6. It is intended that this Plan will operate in addition to, and not as a replacement for, the Dana Corporation Directors Deferred Fee Plan, and Directors will still be permitted to defer all or a portion of their fees under the Directors Deferred Fee Plan without in any way reducing the benefits to which they are entitled under this Plan. The establishment and operation of this Plan shall not affect in any way the Directors Deferred Fee Plan, which shall continue in effect in accordance with its terms as if this Plan had never been established.

         7. This Plan shall be binding upon and inure to the benefit of the Company and any successor or assign of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor or assign shall thereafter be deemed embraced within the term "Company" for the purposes of this Plan); provided that no assignment by the Company of any of its obligations under this Plan shall without the written consent of affected participants release the Company from its obligations hereunder.

         (a) Lump Sum Payment. Upon the occurrence of a "change in control of the Company", as hereinafter defined, then each Director, each retired Director, and each spouse of a deceased Director (collectively referred to as "Recipient") shall receive on account of future payments of any and all benefits accrued under the Plan, a Lump Sum Payment, so that each such Recipient will receive substantially the same amount of after-tax income as before the change in control, determined as set forth in subparagraph (c) below of this Paragraph 7. Solely for the purpose of calculating the benefit accrual of active outside Directors under the next preceding sentence, it is to be assumed that the Directors were entitled to, and did, retire under this Plan at the date of the change in control of the Company, with a deferred vested benefit commencing at age 65 for those Directors under age 65 and an immediate retirement annuity for older Directors. Such Lump Sum Payment shall be made irrespective of whether or not the Recipient shall, upon or after such change in control, voluntarily or involuntarily terminate his service as a Director of the Company. The Lump Sum Payment payable to such Recipient in such event shall be based on the annual average of the fees and retainers payable to the Director for his services during his last three full calendar years of service as a Director of the Company prior to the Lump Sum Payment pursuant to this Paragraph. The amount of each Lump Sum Payment shall be governed in all other respects by the provisions of this Plan as in effect on the date of such change in control. No provision of this Paragraph 7 is intended to reduce or duplicate any monthly retirement payment or payments to which any Recipient may be entitled under any provision of this Plan other than this Paragraph 7.

         For the purposes of this Paragraph 7, a "change in control of the Company" means the occurrence of the event set forth in any one of the following paragraphs:

                  (e) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph
                           (iii) below; or

                  (f) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 8,


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                           1997, constitute the Board of Directors of the
                           Company ("Board") and any new director whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 8, 1997 or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, shall not be counted; or

                  (g) there is consummated a merger of the Company or any direct or indirect Subsidiary of the Company with any other corporation, or a statutory share exchange of the Company's voting securities, other than (1) a merger or statutory share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or statutory share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                  (h) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         For purposes of this "Change in Control" definition, the following terms shall have the following meanings:

                  "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. For the purpose of this definition, the terms "control", "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "Beneficial Owner" or "Beneficially Owned" shall have the
                           meaning set forth in Rule 13d-3 under the Exchange
                           Act.




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                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14 (d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  "Subsidiary" shall mean a corporation or other entity, of
                           which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Company.


         (b) Certain Matters Following a Lump Sum Payment. A Director who has received a Lump Sum Payment pursuant to subparagraph (a) of this Paragraph 7 shall, thereafter (i) while serving as a Director of the Company, continue to accrue benefits under the Plan, and (ii) be eligible to be paid further benefits under the Plan, after appropriate reduction in respect of the Lump Sum Payment previously received. For purposes of calculating such reduction, the Lump Sum Payment shall be accumulated with interest at the Specified Rate in effect from time to time for the period of time from initial payment date to the next date on which a computation is to be made (i.e., upon a change of control of the Company, retirement or other termination of employment). It shall then be converted to a straight-life annuity using the current annuity certain factor. The current annuity certain factor will be determined on the Net Specified Rate basis if this benefit payment is being made due to a subsequent change in control of the Company; otherwise, the Specified Rate shall be used.

         (c) Determination of Lump Sum Payment. The Lump Sum Payment referred to in subparagraph (a) of this Paragraph 7 shall be determined by multiplying the annuity certain factor (for monthly payments at the beginning of each month) based on the Life Expectancy of the Director (but not longer than the number of months he served as a Director of the Company) and the Net Specified Rate by the monthly benefit to be paid to the Director under the Plan.

         (d) Definitions. The following terms shall have the meaning hereinafter set forth:

             (i)          "Life Expectancy" shall mean the expected remaining
                           lifetime (to the nearest integer) based on the Mortality Table and the age nearest birthday of the Director at the date the Lump Sum Payment is made.

             (ii) "Lump Sum Payment" shall be determined as set forth in subparagraph (c) above of this Paragraph 7.

             (iii) "Mortality Table" shall mean the UP-1984 Table (or such other pensioner annuity mortality table as the Company with the written consent of the Director shall determine).

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             (iv)          "Net Specified Rate" shall mean the interest rate
                           which will produce income on a tax free basis that equals the income produced by the Specified Rate net of the combined highest rates of Federal, state and local income taxes that are in effect in the jurisdiction of the Director on the date of payment of the Lump Sum Payment.

             (v) "Specified Rate" shall mean the interest rate for immediate annuities of the Pension Benefit Guaranty Corporation (PBGC) in effect on the date of payment of the Lump Sum Payment as set forth in Appendix B to
                           Part 2619 of 29 Code of Federal Regulations or such successor to such Appendix B as may be in effect on such date.

         8. This Plan shall be administered by the Advisory Committee of the Board of Directors. The Advisory Committee of the Board of Directors shall have the power to interpret the Plan and to decide any and all matters arising hereunder; including but not limited to the right to remedy possible ambiguities, inconsistencies or omissions by general rule or particular decision; provided, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all participants similarly situated. In addition, any interpretations and decisions made by the Advisory Committee of the Board of Directors shall be final, conclusive and binding upon all persons who have or who claim to have any interest in or under the Plan.

         9. The obligation of the Company to make or continue payments under this Plan shall be subject to the condition that the Director or former Director shall not engage, either directly or indirectly, in any activity which is competitive with any activity of the Company, it being understood that in the event of a breach by the Director or former Director of the foregoing condition, the Company shall not be obligated to make any payment or payments hereunder coming due subsequent to the occurrence of such breach. The Advisory Committee of the Board of Directors, upon prior written request of a Director or former Director, may waive the condition specified above with respect to non-competition if, based upon all of the relevant circumstances, in the sole judgment of the Committee, the granting of such waiver is justified.

         10. The Company shall have the right, through its Board of Directors, at any time to amend or terminate this Plan, provided that any amendment or termination of the Plan shall be prospective in operation only and shall not adversely affect any rights of any Director to receive retirement payments on account of his service as a Director prior to such time unless he shall expressly consent thereto.

         Pursuant to Resolutions of the Board of Directors adopted on February 10, 1997, the Board has terminated the Plan effective December 31, 1996 with respect to any current or future outside Director who was not receiving retirement benefit distributions from the Plan on December 31, 1996. Retired Directors (or their beneficiaries) who are currently receiving distributions from the Plan will continue to be eligible to receive distributions in accordance with the terms of the Plan as in effect on December 30, 1996. The Plan will terminate on December 31, 1996 with respect to Directors who, as of that date, were not currently receiving benefit distributions under the Plan, and such Directors will have no right to receive a benefit from the Plan following their retirement from the Board or other termination of service from the Company.

         11. This Dana Corporation Directors Retirement Plan became effective on February 18, 1985, and shall cover retirements from the Board between that date and December 31, 1996.


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